Exhibit 99.1

LogicMark, Inc. Common Stock to Commence Trading on OTC Markets as the Company

Continues Advancing Growth Initiatives

Louisville, KY (June 2, 2025) -- LogicMark, Inc. (OTC: LGMK) (the “Company”), a provider of personal emergency response systems (“PERS”), health communication devices, and technology for the growing care economy, today announced that it expects that its common stock will begin trading on the over-the-counter markets (“OTC Markets”) effective today. The move to OTC Markets follows Nasdaq’s decision to delist the Company’s common stock at the opening of trading today, due solely to the Company’s non-compliance with Nasdaq’s $1.00 minimum bid price requirement.

Chia-Lin Simmons, CEO of LogicMark, emphasized the importance of this transition, stating, “The ability to continue quotation of our common stock on the OTC Markets allows us to maintain access to public capital while continuing to focus on strengthening operational execution and preserving resources for long-term growth. Due to our successful capital-raising efforts this year, we reported $15 million in cash and short-term investments at the end of the first quarter, providing further runway to advance our strategic priorities. Our team is fully committed to compliance with applicable reporting obligations and delivering value to our shareholders, whom we thank for their continued support.”

The Company will continue to evaluate the various market tiers available within OTC Markets, as well as a possible return to a national exchange in the future. Investors are encouraged to visit the Company’s website and EDGAR page on sec.gov. The Company will remain a reporting entity subject to the Securities Exchange Act of 1934 with respect to continued disclosure of financial and operational information.

About LogicMark, Inc.

LogicMark, Inc. (OTC: LGMK) is on a mission to enable people of all ages to lead lives with dignity, independence, and the joy of possibility. LogicMark provides PERS, health communications devices, personal safety apps, services, and technologies to create a Connected Care Platform.

LogicMark is dedicated to building a ‘Care Village’ with proprietary technology and creating innovative solutions for the care economy. A team of leading technologists with a deep understanding of IoT, AI, and machine learning is passionately focused on understanding consumer needs. The Company’s PERS technologies are sold through the United States Veterans Health Administration, dealers, distributors, and directly to consumers. LogicMark has been awarded a contract by the U.S. General Services Administration that enables the Company to distribute its products to federal, state, and local governments. To learn more, visit www.investors.logicmark.com and www.logicmark.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to, among other things, the Company’s ability to list its common stock on a national exchange and the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long-range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC. There can be no assurance that a broker will continue to make a market in the Company’s common stock or that trading of the common stock will continue on an over-the-counter market or elsewhere. Should one or more of these risks or uncertainties materialize, or should assumptions underlying forward-looking statements prove incorrect, actual results may differ materially from those described in this press release as intended, planned, anticipated, believed, estimated, or expected. Any forward-looking statement made by us in this press release is based on information currently available to us and speaks only as of the date on which it is made. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances, or assumptions underlying such statements, or otherwise.

###

Investor Relations Contact: investors@logicmark.com